Exhibit 10.7

INTERCREDITOR AND SUBORDINATION AGREEMENT

THIS INTERCREDITOR AND SUBORDINATION AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2011, by and among John H. Kissick, whose address is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th floor, Los Angeles, CA 90067 (“Second Lien Holder”), Lazarus Energy LLC, a Delaware limited liability company, whose address is 3200 Southwest Freeway, Suite 3300, Houston, Texas 77027 (“Company”), and Milam Services, Inc, a Delaware corporation, whose address is 919 Milam, Suite 2100, Houston, TX 77002 (“Senior Creditor”). Each of Second Lien Holder, Company and Senior Creditor may be referred to in this Agreement individually as “Party” or collectively “Parties.”

RECITALS:

WHEREAS, Company and Senior Creditor are parties to that certain Construction and Funding Contract (as amended, supplemented, or modified from time to time, the “Construction Contract”):

WHEREAS, Company’s obligations to Senior Creditor under the Construction Contract are secured by a senior lien and first-priority security interest in all of the personal property of Company; and

WHEREAS, a condition precedent of the Construction Contract is the subordination of all obligations owed by Company to Second Lien Holder to the obligations owed by Company to Senior Creditor under the Construction Contract and the other Contract Documents.

NOW, THEREFORE, to comply with the terms and conditions of the Construction Contract and for and in consideration of the premises and the mutual promises and covenants contained herein, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions Contained in the Construction Contract. Unless otherwise defined herein or context otherwise requires, all capitalized terms used but not defined in this Agreement have the meanings given to those terms in the Construction Contract.

1.2 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

“Agreement” has the meaning set forth in the introductory paragraph and includes any amendment, modification or restatement of this Agreement.

“Avoidable Transfer” means a transfer of money or property that is avoided under Chapter 5 of the Bankruptcy Code or any other applicable law.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.

“Company” has the meaning set forth in the introductory paragraph to this Agreement and includes any successor or assigns.

“Construction Contract” has the meaning set forth in the Recitals to this Agreement.

“Liens” means any interest in property (real or personal) securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of oil and gas properties and the Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations.

“Property” or “Properties” means all real and personal property of Company, whether now owned or later acquired, including but not limited to all Personal Property.

“Second Lien Holder” has the meaning set forth in the introductory paragraph of this Agreement and includes any successor or assigns.

“Senior Creditor” has the meaning set forth in the introductory paragraph of this Agreement and includes any successor or assigns.

“Senior Documents” means the Construction Contract and any other Contract Documents.

“Senior Obligations” means all obligations of Company to Senior Creditor under the Construction Contract and the Contract Documents, whether now existing or hereafter created or arising.

“Subordinated Documents” means all of the documents evidencing the Subordinated Obligations and any amendment, modification or extension thereto.

“Subordinated Obligations” means any and all indebtedness, liabilities and obligations of Company to Second Lien Holder, including but not limited to any loans or other extensions of credit, any shares, warrants or other equity interests, whether absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Second Lien Holder, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Company to Second Lien Holder as a member of any partnership, syndicate, association or other group, and whether incurred by Company as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of Company to Second Lien Holder arising out of any guaranty agreement, operating agreement or similar agreement between Second Lien Holder and Company.

1.3 Other Capitalized Terms. Capitalized terms not otherwise defined in Section 1.2 shall have the meanings given them elsewhere in this Agreement.

1.4 Exhibits and Schedules. All exhibits and schedules attached to this Agreement are part of this Agreement for all purposes.

1.5 Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document. Nothing contained in this Section 1.5 will be construed to authorize any renewal, extension, modification, amendment or restatement.

1.6 References and Titles. All references in this Agreement to exhibits, schedules, articles, sections, subsections and other subdivisions refer to the exhibits, schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases “this section” and “this subsection” and similar phrases refer only to the sections or subsections of this Agreement in which those phrases occur. The word “or” is not exclusive; the word “including” (in its various forms) means “including without limitation.” Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained herein), (c) with respect to the determination of any time period, the word “from” means “from and including” and the word “to” means “to and including.” No provision of this Agreement or any other Contract Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.

ARTICLE II

SUBORDINATION

2.1 Subordination of Obligations. The payment and performance of any and all Subordinated Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, are expressly subordinated to the Senior Obligations, to the extent and in the manner set forth in this Agreement and notwithstanding anything to the contrary in any of the Subordinated Documents, without regard to the date any loan or extension of credit is made to Company.

2.2 Subordination of Liens. Regardless of the time or order of attachment or the time, order or manner of perfection or the time or order of filing financing statements, mortgages, mechanic’s and materialmen’s liens or other security agreements or documents, and notwithstanding anything to the contrary in any of the Subordinated Documents or any provision of the UCC or any other applicable law, any and all Liens on the assets of Company or any other obligor in favor of Senior Creditor, whether now existing or hereafter created or arising, shall in all respects be first and senior Liens to secure payment of the Senior Obligations and shall be superior in all respects to any and all Liens on any assets of Company or any other obligor (to the extent such obligor also grants a Lien in favor of Senior Creditor) in favor of Second Lien Holder, whether now existing or hereafter created or arising and Second Lien Holder hereby subordinates all of its Liens, whether now existing or hereafter created or arising, to the Liens in favor of Senior Creditor, whether now existing or hereafter created or arising.

ARTICLE III

SECOND LIEN HOLDER RESTRICTIONS; PRIORITY

3.1 Restrictions on Second Lien Holder.

(a) Except as otherwise expressly provided in Section 3.1(b) below, during such time as any Senior Obligations remain unpaid, Second Lien Holder will not ask for, demand, sue for, take, receive or accept from the Company or any obligor, by set off or in any other manner, any payment or distribution on account of any of the Subordinated Obligations, nor present any instrument evidencing any of the Subordinated Obligations for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

(b) Company may, however, pay to Second Lien Holder, and Second Lien Holder may receive and accept, amounts owed to Second Lien Holder in respect of the Subordinated Obligations if an Event of Default does not exist under the Senior Documents, from cash that Company is not otherwise required under the Senior Documents to pay to Senior Creditor in respect of any of the Senior Obligations.

(c) Second Lien Holder agrees and acknowledges that (i) it has received from the Company a true and complete copy of each of the Senior Documents, (ii) it has reviewed or had the opportunity to review with its own counsel the Senior Documents, and (iii) it understands and appreciates the effect that the terms and conditions of the Senior Documents may have on Company’s ability to repay the Subordinated Obligations.

3.2 Prohibition of All Payments Following an Event of Default. If for any reason any portion of the Senior Obligations is not paid when due, or if there shall occur and be continuing any event which with the giving of notice or lapse of time or both would constitute a default or Event of Default under the any of the Senior Documents, then, unless and until such default or Event of Default shall have been cured, or unless and until the Senior Obligations shall be paid in full, Second Lien Holder may not ask for, sue for, take, demand, receive or accept from Company or any obligor, by set off or in any other manner, any payment or distribution on account of the Subordinated Obligations nor present any instrument evidencing the Subordinated Obligations for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

3.3 Payments Cannot Create a Default. Second Lien Holder will not ask for, demand, sue for, take, receive or accept from Company, by set off or in any other manner, any payment or distribution on account of the Subordinated Obligations, if the making of such payment would constitute, or would result in the occurrence of, a violation of the provisions of any Senior Document or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute a default or an Event of Default under any Senior Document.

3.4 Unauthorized Receipt of Payment by Second Lien Holder. If Second Lien Holder shall receive any payment or distribution on account of the Subordinated Obligations which Second Lien Holder is not entitled to receive under this Agreement, Second Lien Holder will hold any amount so received in trust for Senior Creditor and will promptly (but in any event on or before the immediately following Business Day) turn over such payment to Senior Creditor in the form received by Second Lien Holder (together with any necessary endorsement) to be applied against the Senior Obligations.

3.5 Restrictions on Actions to Recover Subordinated Obligations. Until the Senior Obligations are irrevocably paid in full and Senior Creditor’s commitment to provide any funding under the Construction Contract has been irrevocably terminated in writing, Second Lien Holder shall not, and shall not solicit, support or encourage any person or entity to, (a) contest or object to the validity, extent, perfection, priority or enforceability of any Lien granted with respect to the Senior Obligations, or (b) commence any action or proceeding against Company or any obligor to recover all or any part of the Subordinated Obligations or join with any other creditor in commencing or maintaining any such action or proceeding, unless Senior Creditor shall also join, in bringing any case, proceedings or other actions against Company or any obligor under any existing or future law or statute of any jurisdiction relating to bankruptcy, reorganization, adjustment of debt, arrangement of debt, assignment for the benefit of creditors, receivership, liquidation or insolvency (a “Proceeding”); provided, however, that in the event of any Proceeding, sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company or any obligor, Second Lien Holder may, if Senior Creditor shall not have already so requested it to do so as provided in Section 4.2 below, file any claim, proof of claim, proof of interest or other instrument of similar character necessary to preserve the rights of Second Lien Holder and the obligations of Company or any obligor, as applicable, in respect of and under the Subordinated Obligations.

3.6 Priority. Notwithstanding any failure by Senior Creditor to perfect any Lien with respect to the Senior Obligations or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of any Lien with respect to the Senior Obligations, the priority and rights as between Senior Creditor and the Second Lien Holder with respect to the Properties shall be as set forth herein.

3.7 Judgment Creditors. In the event that either of Senior Creditor or Second Lien Holder becomes a judgment Lien creditor in respect of Company’s Properties as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes to the same extent as all other Liens securing the Senior Obligations (created pursuant to the Senior Documents) or Subordinated Obligations (created pursuant to the Subordinated Documents) subject to this Agreement.

ARTICLE IV

INSOLVENCY PROCEEDINGS

4.1 Effectiveness in Insolvency Proceedings. This Agreement, which the Parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of a Proceeding. All references in this Agreement to Company shall include Company as a debtor-in-possession and any receiver or trustee for Company in any Proceeding.

4.2 Insolvency or Bankruptcy by Company. In the event of any Proceeding, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, and unless and until the Senior Obligations are irrevocably paid in full:

(a) Second Lien Holder will, at Senior Creditor’s request, file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of Company in respect of the Subordinated Obligations;

(b) If Second Lien Holder shall fail to take any action of the type described in Section 4.2(a) above and as requested by Senior Creditor, Senior Creditor may, as attorney-in-fact for Second Lien Holder, take such action on behalf of Second Lien Holder;

(c) Second Lien Holder hereby appoints Senior Creditor as such Second Lien Holder’s agent and grants to Senior Creditor an irrevocable power of attorney coupled with an interest, and its proxy, for the purpose of exercising any and all rights and taking any and all actions available to Second Lien Holder in connection with any case by or against Company or any obligor in any Proceeding, including, without limitation, the right to (i) prove and vote all claims and to receive and collect all dividends and payments to which the undersigned would be otherwise entitled, (ii) accept or reject to the extent to which Second Lien Holder would be entitled to accept or reject, any plan of reorganization, arrangement, extension, or composition in any such proceedings, and (iii) make any election under Section 1111(b) of the Bankruptcy Code. In addition, Second Lien Holder will execute and deliver to Senior Creditor such further powers of attorney, assignments or other instruments as Senior Creditor may request in order to enable Senior Creditor to enforce any and all claims upon or with respect to any or all Subordinated Obligations and any of its other rights hereunder, and to collect and receive any and all payments or distributions which may be payable or deliverable at any time upon or with respect to any Subordinated Obligations;

(d) No payment or distribution shall be made on account of any of the Subordinated Obligations, and Second Lien Holder will hold in trust for Senior Creditor and pay over to Senior Creditor, in the form received (with any necessary endorsements), to be applied to the Senior Obligations, any and all moneys, dividends, or other assets received in any Proceeding on account of the Subordinated Obligations; and

(e) Second Lien Holder shall not request judicial relief that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to Senior Creditor, or oppose or otherwise contest any request for judicial relief made by Senior Creditor.

4.3 Rights of Parties in Insolvency Proceeding. In the event of any Proceeding, the Parties hereby agree as follows:

(a) To the extent that Second Lien Holder has or acquires any rights under Section 362, 363 or 364 of the Bankruptcy Code with respect to the Collateral, Second Lien Holder hereby agrees not to assert such rights without the prior written consent of Senior Creditor; provided that, if requested by Senior Creditor, Second Lien Holder shall seek to exercise such rights in the manner requested by Senior Creditor, including the rights in payments in respect of such rights. Without limiting the generality of the foregoing sentence, to the extent that Senior Creditor consents to Company’s use of cash collateral under Section 363 of the Bankruptcy Code or Senior Creditor agrees to provide financing to Company under Section 364 of the Bankruptcy Code, Second Lien Holder hereby agrees not to impede, object to (on grounds of lack of adequate protection, or otherwise), or otherwise interfere with such use of cash collateral or financing.

(b) Second Lien Holder specifically agrees that in connection with such cash collateral usage or such financing, Company (or a trustee appointed for the estate of Company) may grant to Senior Creditor, for the benefit of Senior Creditor, liens and security interests upon all or any part of the assets of Company, which liens and security interests: (i) shall secure payments of all Senior Obligations (whether such Senior Obligations arose prior to the filing of a Proceeding or thereafter); and (ii) shall be superior in priority to the liens on and security interests in the assets of Company held by Second Lien Holder.

(c) Second Lien Holder (both in its capacity as a Second Lien Holder and in its capacity (if any) as a party which may be obligated to Company or their respective affiliates with respect to contracts which are part of Senior Creditor’s Collateral) agrees not to initiate or prosecute or support or encourage any other person or entity to (i) initiate or prosecute any claim, action, objection or other proceeding (A) challenging the enforceability of the claim of Senior Creditor, (B) challenging the enforceability of any liens or security interests in any assets securing the Senior Obligations, or (C) asserting any claims which Company may hold with respect to Senior Creditor, or (ii) file any pleadings or motions, take any position at any hearing or proceeding of any nature in contravention of this Agreement, or otherwise take any action whatsoever in contravention of this Agreement, in each case in respect of any of the Property.

(d) Second Lien Holder agrees that it will not object to or oppose a sale or other disposition of any assets securing the Senior Obligations (or any portion thereof) free and clear of its security interests, liens or other claims under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code (provided that the lien and security interest of Second Lien Holder shall attach to the proceeds of such sale, and such lien and security interest shall be subject in all respects to the applicable provisions of this Agreement) if Senior Creditor has consented to such sale or disposition of such assets.

(e) Second Lien Holder agrees not to assert any right it may have to “adequate protection” of its interest in the Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to such security, without the prior written consent of Senior Creditor.

(f) Second Lien Holder waives any claim it may now or hereafter have against Senior Creditor in any Proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral arrangement, or financing arrangement, or out of any grant of a security interest, under Section 363 or 364 of the Bankruptcy Code, with or by Company, as a debtor-in-possession (or with or by any trustee for the Company). Second Lien Holder agrees that it will not, in any capacity whatsoever: (i) propose, vote to accept, or otherwise support confirmation of, a plan of reorganization opposed by Senior Creditor, or (ii) object to the confirmation of, or otherwise oppose confirmation of, a plan of reorganization supported by Senior Creditor.

4.4 Avoidance Issues. If Senior Creditor is required in any Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of Company, because such amount was avoided or ordered to be paid or disgorged because it was found to be an Avoidable Transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred, unless a bankruptcy court finds that such Avoidable Transfer is the result of an intentional fraudulent act by Senior Creditor or conduct giving rise to equitable subordination by the Senior Creditor. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties hereto. The Second Lien Holder agrees that it shall not be entitled to benefit from any Recovery relating to any distribution or allocation made in accordance with this Agreement, it being understood and agreed that the benefit of such Recovery otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement; provided that, the Second Lien Holder may, but is not required to, defend any such action against the Senior Creditor.

4.5 Asset Dispositions in a Proceeding. If there is a sale or disposition of any assets of Company pursuant to a sale approved in or in connection with any Proceeding, each of Senior Creditor and Second Lien Holder shall retain their respective Liens in the proceeds of any such sale, which Liens shall attach to the sales proceeds in their relative priority as set forth in this Agreement.

4.6 No Waivers of Rights of Senior Creditor. Nothing contained herein shall prohibit or in any way limit Senior Creditor from objecting in any Proceeding or otherwise to any action taken by Second Lien Holder, including the seeking by Second Lien Holder of adequate protection or the asserting by Second Lien Holder of any of its rights and remedies under the Subordinated Documents or otherwise.

4.7 Marshaling and Rights of Subrogation.

(a) Second Lien Holder hereby waives any requirement for marshaling of assets thereby in connection with any foreclosure of any security interest or any other realization upon collateral in respect of the Construction Contract, or any exercise of any rights of set-off or otherwise. Second Lien Holder and Senior Creditor assume all responsibility for keeping themselves informed as to the condition (financial or otherwise) of Company, the condition of all collateral securing the repayment of the Senior Obligations and other circumstances and, except for notices expressly required by this Agreement, neither Senior Creditor nor Second Lien Holder shall have any duty whatsoever to obtain, advise or deliver information or documents to the other relative to such condition, business, assets and/or operations. Second Lien Holder agrees that Senior Creditor owes no fiduciary duty to Second Lien Holder in connection with the administration of the Senior Obligations and the Senior Documents, and Second Lien Holder agrees not to assert any such claim.

(b) No payment or distribution to Senior Creditor pursuant to the provisions of this Agreement shall entitle Second Lien Holder to exercise any right of subrogation in respect thereof prior to the payment in full of the Senior Obligations, and Second Lien Holder agrees that prior to the satisfaction of all Senior Obligations, it shall not acquire, by subrogation or otherwise, any lien, estate, right or other interest in any portion of the collateral now securing the repayment of the Senior Obligations or the proceeds therefrom that is or may be prior to, or of equal priority to, any of the Senior Documents or the liens, rights, estates and interests created thereby.

ARTICLE V

RIGHTS AND OBLIGATIONS OF PARTIES

5.1 Senior Creditor’s Rights. Senior Creditor may, at any time, and from time to time, without the consent of or notice to Second Lien Holder, without incurring responsibility to Second Lien Holder and without impairing or releasing any of Senior Creditor’s rights or any of the obligations of Second Lien Holder under this Agreement:

(a) Change the amount, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, rearrange or otherwise modify or alter, the Senior Obligations or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Obligations in any manner, or enter into or amend in any manner any other agreement relating to the Senior Obligations (including provisions restricting or further restricting payments of the Subordinated Obligations);

(b) Sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, any of the Senior Obligations;

(c) Release any Person liable in any manner for payment or collection of the Senior Obligations;

(d) Exercise or refrain from exercising any rights against Company or others (including Second Lien Holder); and

(e) Apply any sums received by Senior Creditor, by whomsoever paid and however realized, to payment of the Senior Obligations in such a manner as Senior Creditor, in its sole discretion, may deem appropriate.

5.2 Documentation of Subordinated Obligations. Second Lien Holder shall:

(a) cause all Subordinated Obligations to be evidenced by a note, debenture or other instrument evidencing the Subordinated Obligations,

(b) at Senior Creditor’s request, promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Obligations so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Senior Obligations in favor of Senior Creditor in the manner and to the extent set forth in this Agreement,

(c) mark the books of Second Lien Holder to show that the Subordinated Obligations are subordinated to the Senior Obligations in the manner and to the extent set forth in this Agreement,

(d) cause all financial statements of Second Lien Holder hereafter prepared for delivery to any person to make specific reference to the provisions of this Agreement, and

(e) at Senior Creditor’s request, promptly provide such documentary evidence as Senior Creditor may request to confirm Second Lien Holder’s compliance with the requirements of this Section 5.2.

5.3 Execution of Instruments. Second Lien Holder agrees to execute any and all other instruments necessary as required by Senior Creditor to subordinate the Subordinated Obligations to the Senior Obligations as herein provided.

5.4 Warranties and Representations. Second Lien Holder represents and warrants that (a) the execution, delivery and performance of this Agreement by Second Lien Holder (i) has been duly authorized by all necessary corporate or company action and (ii) does not require the consent or approval of any other Person, (b) neither the execution nor delivery of this Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any of its formation or governing documents) to which Second Lien Holder is now subject, (c) this Agreement constitutes a legal, valid and binding obligation of Second Lien Holder, enforceable against it in accordance with its terms, and (d) none of the Subordinated Obligations is or will be subordinated to any other indebtedness of Company other than the Senior Obligations unless otherwise agreed by Senior Creditor.

5.5 Application of Payments. All payments received by Senior Creditor may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations provided for in the Senior Documents. Second Lien Holder consents to any extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefore, but only if, in each case, the stated maturity date is not changed.

ARTICLE VI

MISCELLANEOUS

6.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Document or any Subordinated Document, the provisions of this Agreement shall govern.

6.2 Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any Party hereto, until the obligations under the Senior Documents have been irrevocably satisfied in full.

6.3 Specific Performance. Each of Senior Creditor and Second Lien Holder may demand specific performance of this Agreement. Senior Creditor under its Senior Documents, and Second Lien Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by Senior Creditor or Second Lien Holder, as the case may be.

6.4 Waiver of Notice of Acceptance. Notice of acceptance of this Agreement is waived, acceptance on the part of Senior Creditor being conclusively presumed by its request for this Agreement and delivery of the same to it.

6.5 LIMITATION OF LIABILITY. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO PARTY OR ITS AFFILIATES SHALL HAVE ANY LIABILITY TO ANY OTHER PARTY OR ITS AFFILIATES FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGE WHATSOEVER, OR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL (INCLUDING LOST PROFITS OR LOST INVESTMENT OPPORTUNITY) LIABILITY IN CONNECTION WITH ITS PERFORMANCE OF ITS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH LIABILITY ARISES IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR OTHERWISE.

6.6 Preservation of Liability. Neither this Agreement nor the exercise by any Party of (or the failure to so exercise) any right, power or remedy conferred herein or by law shall be construed as relieving any Party from liability hereunder.

6.7 Notices. Any record, notice, demand or document which either Party is required or may desire to give hereunder shall be in writing and, except to the extent provided in the other provisions of this Agreement, given by messenger, facsimile or other electronic transmission, or United States registered or certified mail, postage prepaid, return receipt requested, addressed to such Party at its address and telecopy number shown below, or at such other address as either Party shall have furnished to the other by notice given in accordance with this provision:

If to Senior Creditor, to:

Milam Services, Inc.

919 Milam, Suite 2100

Houston, TX 77002

Attention:        Karen Pape

Telephone:       (713) 860-2500

Facsimile:        (713)860-2640

E-Mail: karen.pape@genlp.com

If to Company, to:

Lazarus Energy Holdings LLC

3200 Southwest Freeway, Suite 3300

Houston, Texas 77027

Attention:        Jonathan Carroll, Manager

Telephone:      (713)850-0513

Facsimile:        (713) 850-0520

E-Mail:            JCarroll@LazarusEnergy.com

If to Second Lien Holder, to:

John H. Kissick

c/o Ares Management LLC

2000 Avenue of the Stars, 12th floor

Los Angeles, CA 90067

PH: (310)201-4139

FX: (310)201-4173

Email: kissick@aresmgmt.com, with a copy to lacotera@aresmgmt.com

6.8 Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

6.9 Amendment and Waiver. This Agreement may not be amended (nor may any of its terms be waived) except by a written document signed by all Parties, stating that it is intended to amend this Agreement.

6.10 Severability. If any provision of this Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a judicial decision which shall have become final, the Parties shall promptly meet and discuss substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions shall remain in full force and effect.

6.11 Survival of Agreements. All representations and warranties contained herein, and all covenants and agreements herein not fully performed before the effective date of this Agreement, shall survive such date.

6.12 Counterparts. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all Parties hereto be contained on any one counterpart hereof. Each counterpart shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument.

6.13 Successors and Assigns.

(a) The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors or heirs, assigns and personal representatives.

(b) Second Lien Holder will not assign or transfer (or agree to assign or transfer) to any other Person any claim Second Lien Holder has or may have against Company as long as any of the Senior Obligations remain outstanding, except upon at least ten (10) days prior written notice to Senior Creditor and unless such assignment or transfer (or agreement to make such assignment or transfer) is expressly made subject to this Agreement.

6.14 Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement are only for the convenience of the Parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the Parties hereto.

6.15 Joint Drafting. Each Party acknowledges that it and its legal counsel have actively participated in the drafting and negotiation of this Security Agreement and, as such, this Security Agreement will be construed as having been jointly drafted by the Parties.

6.16 WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH OF THE UNDERSIGNED HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY TRANSACTION CONTEMPLATED THEREBY.

6.17 FINAL AGREEMENT. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS ADDRESSED HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed effective as of the date first set forth above.

SECOND LIEN HOLDER:

/s/ John H. Kissick
John H. Kissick

SIGNATURE PAGE TO INTERCREDITOR AND SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers effective as of the date first set forth above.

SENIOR CREDITOR:

MILAM SERVICES, INC.

By:	/s/ R. V. Deere
Name:	R. V. Deere
Title:	CFO

SIGNATURE PAGE TO INTERCREDITOR AND SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed by their duly authorized undersigned officers effective as of the date first set forth above.

COMPANY:

LAZARUS ENERGY LLC

By:	/s/ Jonathan P. Carroll
Name:	Jonathan P. Carroll
Title:	Member/Manager

SIGNATURE PAGE TO INTERCREDITOR AND SUBORDINATION AGREEMENT